UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

AKARI THERAPEUTICS, PLC

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road FL 7

Boston, MA 02210

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depository Shares, each representing 2000 Ordinary Shares	AKTX	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share*		The Nasdaq Stock Market LLC

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Closing of August 2025 Notes Offering

As previously reported by the Company, on August 1, 2025, the Company entered into various note purchase agreements (the “Notes Purchase Agreements”) with certain investors (the “August 2025 Note Investors”), pursuant to which the Company agreed to issue unsecured promissory notes with a 20% original issuance discount (each a “August 2025 Note” and together, the “August 2025 Notes”) in a private placement (the “August 2025 Notes Offering”) for an aggregate purchase price of $3 million. The aggregate principal amount of the August 2025 Notes issuable is approximately $3.8 million.

On September 26, 2025, the Company closed on the final tranche of the August 2025 Notes Offering, issuing $312,500 aggregate principal amount of August 2025 Notes for an aggregate purchase price of $250,000. Following this closing, the Company has issued an aggregate of approximately $3.8 million principal amount of August 2025 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: September 29, 2025	By:	/s/ Torsten Hombeck
	Name:	Torsten Hombeck
	Title:	Chief Financial Officer